UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 19, 2010 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut (Address of principal executive offices)		06901 (Zip Code)

(203) 975-6320 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As previously reported, Joseph P. Guage was named Chief Financial Officer of The Student Loan Corporation (the Company) effective March 8, 2010. Effective March 19, 2010, Mr. Guage resigned from the position of Controller and Chief Accounting Officer of the Company.

(c) The Company has appointed Noelle Whitehead, 35, as Controller and Chief Accounting Officer effective March 19, 2010.   Ms. Whitehead joined the Company in August 2006 as Director of Corporate Reporting and since August 2007 has served as its Assistant Controller with primary responsibility for Corporate Reporting and Accounting Policy.  Prior to joining the Company, Ms. Whitehead spent three years at Emisphere Technologies, Inc. in the following roles: Manager of Financial Accounting (August 2003 through April 2005), Assistant Controller (April 2005 through April 2006) and Chief Accounting Officer (April 2006 through August 2006). Ms. Whitehead holds a bachelor’s degree in Accounting from the State University of New York at Geneseo and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: March 19, 2010

By: /s/ Joseph P. Guage
Name: Joseph P. Guage
Title: Chief Financial Officer